Exhibit 23
Consent of Independent Registered Public Accounting Firm
Red Lion Hotels Corporation
Spokane, Washington
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-135561 and No. 333-60791) of Red Lion Hotels Corporation of our reports dated March 12, 2008, relating to the consolidated financial statements, and the effectiveness of Red Lion Hotels Corporation internal control over financial reporting, which appear in this Annual Report on Form 10-K.
/s/ BDO Seidman, LLP

BDO Seidman, LLP
Spokane, Washington
March 12, 2008